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                                                                    Exhibit 21.1

                               EXHIBIT 21.1

List of Subsidiaries of The Smith & Wollensky Restaurant Group, Inc.:

Atlantic & Pacific Grill Associates, L.L.C.
La Cite Associates, L.L.C.
Manhattan Ocean Club Associates, L.L.C.
MOC D.C., L.L.C.
MOC of Miami, LLC
Mrs. Parks Sub, L.L.C.
New York RGI Sub, L.L.C.
Parade 59 Restaurant, LLC
Restaurant Group Management Services, L.L.C.
S&W of Boston, LLC
S&W of Chicago, L.L.C.
S&W D.C., L.L.C.
S&W of Miami, L.L.C.
S&W of Las Vegas, L.L.C.
S&W of New Orleans, L.L.C.
S&W of Philadelphia, LLC